FOR IMMEDIATE RELEASE

CONTACTS:  Corporate Contact:                   Investor Relations
           John Carlson                         Harriet Fried
           Exec VP & CFO                        Lippert/Heilshorn & Associates
           480-505-4869                         212-838-3777

                         Alanco Announces Third Quarter
                               Fiscal 2009 Results
                      ------------------------------------
                      Sales Up 42% - Operating Loss Halved
                      Reaffirms Fourth Quarter Turnaround


(Scottsdale, AZ - May 18, 2009) - Alanco Technologies, Inc., (NASDAQ: ALAN), a leading provider of wireless tracking and asset management solutions, today announced that sales for its third fiscal quarter ended March 31, 2009 increased 42% to $4,609,700, compared to sales of $3,247,700 for the same quarter of fiscal year 2008.

The Company's RFID Technology segment (Alanco/TSI PRISM) reported sales of $851,700, an increase of $616,600, or 262%, over last year's third quarter sales of $235,100. The Wireless Asset Management segment (StarTrak Systems) reported sales of $3,758,000, an increase of $745,400, or 25%, compared to the prior year third quarter sales of $3,012,600.

The Company's operating loss for the third quarter of 2009 narrowed 47% to $724,000, compared to a loss of $1,368,800 for the prior year period. The net loss for the quarter ended March 31, 2009 improved to $1,134,900, compared to the net loss of $2,200,000 for the comparable quarter of the prior year.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "Both TSI PRISM and StarTrak Systems contributed to our significantly improved third quarter results through strong sales performance and improved gross margins. We are projecting continued sales gains and operating improvements in both businesses, which we expect to result in a turnaround and positive fourth quarter EBITDA for the Company."

"Looking ahead to fiscal year 2010, beginning July 1, we believe we can build on our current market successes, achieved in obviously difficult circumstances, and realize significantly increased sales and solid profitability in the coming fiscal year."

Comparisons of operating results for the three- and nine-month periods ended March 31, 2009 and March 31, 2008 are presented below as Schedule I & II. For additional discussion of the Company's current financial results, please see the Form 10-Q the Company filed with the Securities and Exchange Commission.

Alanco Technologies, Inc. provides wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. Its systems track and record the location and movement of inmates and officers, enhancing safety, security and productivity. For more information, visit the company's website at www.alanco.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

                                   SCHEDULE I
                            Alanco Technologies, Inc.
                  Condensed Consolidated Financial Information

                                                  Three months ended March 31,
                                                      2009            2008
                                                 -------------    -------------
NET SALES                                        $  4,609,700     $  3,247,700
    Cost of Sales                                   3,053,600        2,237,900
                                                 -------------    -------------
Gross Profit                                        1,556,100        1,009,800
     Selling, General & Administrative Expense      2,280,100        2,378,600
                                                 -------------    -------------
Operating Loss                                       (724,000)      (1,368,800)

     Interest Expense, net                           (190,700)        (166,300)
     Other Income(expense), net                          (500)          21,600
     Loss on discontinued operations                  (92,500)         (44,400)
                                                 -------------    -------------
Net Loss                                           (1,007,700)      (1,557,900)

     Preferred Stock Dividends                       (127,200)        (642,100)
                                                 -------------    -------------
                                                 -------------    -------------
Net Loss Attributable to Common Stock Holders    $ (1,134,900)    $ (2,200,000)
                                                 =============    =============

Net Loss Per Common Share - Basic and Diluted    $      (0.04)    $      (0.09)
                                                 =============    =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING          31,932,200       23,453,000
                                                 =============    =============



                                   SCHEDULE II
                            Alanco Technologies, Inc.
                  Condensed Consolidated Financial Information

                                                  Nine months ended March 31,
                                                     2009              2008
                                                 -------------    -------------
NET SALES                                        $ 14,670,000     $  9,507,900
    Cost of Sales                                  10,676,600        6,309,100
                                                 -------------    -------------
Gross Profit                                        3,993,400        3,198,800
     Selling, General & Administrative Expense      6,345,400        7,429,400
                                                 -------------    -------------
Operating Loss                                     (2,352,000)      (4,230,600)

     Interest Expense, net                           (702,800)        (564,600)
     Other Income(expense), net                      (185,300)          59,300
     Loss on discontinued operations                 (250,000)        (311,000)
                                                 -------------    -------------
Net Loss                                           (3,490,100)      (5,046,900)

     Preferred Stock Dividends                       (347,300)      (1,020,200)
                                                 -------------    -------------
                                                 -------------    -------------
Net Loss Attributable to Common Stock Holders    $ (3,837,400)    $ (6,067,100)
                                                 =============    =============

Net Loss Per Common Share - Basic and Diluted    $      (0.12)    $      (0.27)
                                                 =============    =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         31,669,000       22,749,800
                                                 =============    =============